Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 29, 2012 relating to the consolidated financial statements of Dejour Energy Inc. and its subsidiaries (the “Company), which appears in Dejour Energy Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Calgary, Canada	/s/ BDO Canada LLP
August 27, 2012	CHARTERED ACCOUNTANTS